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                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM 8-K

         Current Report Pursuant to Section 13 or 15 (d) of
                 The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  April 15, 1997


                          KAMAN CORPORATION
         (Exact name of issuer as specified in its charter)





Connecticut                 0-1093                06-0613548
(State of                   (Commission           (I.R.S.
Incorporation)              File Number)          Employer
                                                  Identification
                                                  No.)






                       1332 Blue Hills Avenue
                        Bloomfield, CT 06002
              (Address of principal executive offices)


 Registrant's telephone number, including area code:  (860) 243-7100


                           Not Applicable
    (Former name or former address, if changes since last report)

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Item 5. Other Events.

   At the Annual Meeting of Shareholders held on April 15, 1997, the Company announced a first quarter 1997 pre-tax charge of $15 million related to the closure of Kaman Music's Trace Elliot amplifier manufacturing operations located in Great Britain. As a result of the charge, the Company reported a loss for the first quarter of $4.4 million, compared to earnings of $5.2 million in 1996. Excluding the charge, 1997 first quarter earnings grew nearly 9% to $5.7 million. Revenues for the first quarter rose 5% to $252.2 million from $240.0 million a year ago. Also at the meeting, shareholders re-elected 14 directors, authorized the Company's board of directors to elect one (1) additional director during the ensuing year, and reappointed KPMG Peat Marwick LLP as independent auditors for the Company. A copy of the Company's press release, dated April 15, 1997, announcing the charge is filed as
Exhibit 99 hereto, and the full text of such press release is incorporated herein by reference.


Item 7. Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired.
        Not Applicable.

(b)     Pro Forma Financial Information.
        Not Applicable.

(c)     Exhibits.

        The following document is filed as an Exhibit to this
Report:

        Exhibit 99 - Press Release of the Company, dated April 15,
1997.


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                             SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf, by the undersigned, thereunto duly authorized.


                                 KAMAN CORPORATION

                                 By:  _____________________________
                                      Robert M. Garneau
                                      Executive Vice President and
                                      Chief Financial Officer



Dated:  April 16, 1997


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                            EXHIBIT INDEX




   Exhibit          Description

     99             Press Release of the Company, dated
                    April 15, 1997




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